Exhibit 10.4

Execution Copy

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (Agreement) dated as of March 27, 2013, between:

COOPER RIVER LLC, a Delaware limited liability company (the Company);

COOPER RIVER CBNA LOAN FUNDING LLC, a Delaware limited liability company (the Warehouse Company; the Company and the Warehouse Company are herein referred to as individually as a Constituent Entity and collectively as the Constituent Entities); and

CITIBANK, N.A., a national banking association (Citibank).

WHEREAS, each Constituent Entity deems it advisable and in the best interest of such Constituent Entity that the Constituent Entities merge (the Merger) into a single entity pursuant to this Agreement and the Delaware Limited Liability Company Act, as amended (the LLCA), and that the surviving entity in the Merger be the Company, a limited liability company existing under the laws of the State of Delaware;

WHEREAS, the Warehouse Company holds certain assets, including those identified on Schedule 1 hereto (the Effective Date Loan Assets);

WHEREAS, from time to time on or prior to the date hereof, the Warehouse Company has purchased or sold Loan Assets (as defined in Section 7 of its limited liability company agreement), including the purchase of the Effective Date Loan Assets identified on Schedule 1 hereto;

NOW, THEREFORE, the Constituent Entities agree that the Warehouse Company shall be merged with and into the Company as the surviving entity in accordance with the LLCA, that the name of the surviving entity shall be “Cooper River LLC” (which in its capacity as the surviving entity in the Merger is referred to herein as the Surviving Entity), and that the terms and conditions of the Merger shall be as follows:

EFFECTIVE DATE

1. The Merger shall become effective upon the date (the Effective Date) on which all of the following are completed:

(1)	Adoption and approval of this Agreement by each member and (if applicable) manager of each Constituent Entity, each pursuant to the LLCA;

(2)	Payment of consideration by the Company in consideration for the consummation of the Merger in the amount of USD65,107,905.09 to Citibank as the sole member of the Warehouse Company; and

(3)	Execution and filing with the Secretary of State of the State of Delaware of the Certificate of Merger, a copy of which is attached hereto as Exhibit A, required by Section 18-209 of the LLCA, in respect of each Constituent Entity.

As provided under Section 18-209 of the LLCA, the filing of the Certificate of Merger shall act as a Certificate of Cancellation with respect to the Warehouse Company as required by Section 18-203 of the LLCA.

GOVERNING LAW

2. The Surviving Entity shall be governed by the Limited Liability Company Agreement in accordance with the LLCA.

COMPANY AGREEMENT

3. The Limited Liability Company Agreement of the Company, which shall not be amended by this Agreement or the Merger and a copy of which is attached hereto as Exhibit B, shall be the limited liability company agreement of the Surviving Entity from and after the Effective Date (the Limited Liability Company Agreement), subject to the right of the Surviving Entity thereafter to amend its limited liability company agreement in accordance therewith and also the LLCA.

MEMBERS OF THE COMPANY

4. There shall be no change in the members of the Company or the membership interests in the Company by or as a result of this Agreement or the filing of the Certificate of Merger or the Merger. The person who is the sole member (and the persons who are the managers or officers, if any) of the Company immediately prior to the Effective Date shall be the sole member (and managers and officers, as the case may be) of the Surviving Entity upon the Effective Date, and the membership interests in the Company outstanding immediately prior to the Effective Date shall be the membership interests in the Surviving Entity outstanding upon the Effective Date. The member of the Warehouse Company shall not be admitted, or be entitled to be admitted, as a member of the Surviving Entity in connection with the Merger and shall not receive, or be entitled to receive, a membership interest in the Surviving Entity as a result of this Agreement or the filing of the Certificate of Merger or the Merger.

As a result of this Agreement, the filing of the Certificate of Merger and the Merger, the membership interest in the Warehouse Company shall be changed and converted into the right to receive the consideration set forth in clause (2) of Section 1 above, and no other consideration shall be payable in respect thereof.

EFFECT OF THE MERGER

5. On the Effective Date, (a) the separate existence of the Warehouse Company shall cease, and the Warehouse Company shall be merged with and into the Company, which shall thereafter be the Surviving Entity; (b) all the rights, properties and assets, whether real, personal or mixed, of each of the Constituent Entities, and all debts due to any of them, shall be vested in the Surviving Entity and (c) all obligations of Citibank arising by reason of having been a member of the Warehouse Company (including pursuant to Section 31 of the limited liability company agreement of the Warehouse Company) shall terminate, in each case, without further act or deed. The Surviving Entity shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Entities, and any claim or judgment against any of the Constituent Entities may be enforced against the Surviving Entity.

APPROVALS

6. This Agreement shall be submitted to each of the members of each Constituent Entity (and, if applicable, to any of their managers, directors and officers) for their respective adoptions and approvals. There shall be required for the adoption and approval of this Agreement (a) as to the Warehouse Company, the unanimous written approval of the sole member of, and of each member of the board of directors of, the Warehouse Company and (b) as to the Company, the unanimous written approval of the sole member of, and of each member of the board of managers of, the Company.

REPRESENTATIONS AND WARRANTIES OF THE WAREHOUSE COMPANY

7. The Warehouse Company represents and warrants to the Company on the date hereof and (immediately prior to the consummation of the Merger) as of the Effective Date that:

Organization and Good Standing; Authorization

7.1 The Warehouse Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority under the LLCA and its limited liability agreement to own the Effective Date Loan Assets identified herein to be owned by it. The Warehouse Company has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and it has taken all necessary action to authorize such execution, delivery and performance, and this Agreement has been duly executed and delivered by it.

Litigation, Etc.

7.2 There is no litigation, proceeding or investigation pending or, to the knowledge of the Warehouse Company, threatened against the Warehouse Company which if successful might result in a material adverse change in the business, properties, assets or financial condition of the Warehouse Company or which questions the validity or legality of this Agreement or of any action taken or to be taken by the Warehouse Company in connection with this Agreement. The Warehouse Company is not subject to any unsatisfied judgment, order, decree, settlement, stipulation or injunction (other than any thereof arising by reason of its ownership from time to time of Loan Assets).

Contracts; Capitalization

7.3 Except for (a) loan purchase and sale agreements entered into prior to the date hereof in relation to Loan Assets from time to time purchased and sold by the Warehouse Company, (b) obligations and liabilities arising under or in respect of Loan Assets from time to time held by the Warehouse Company and (c) as provided in Section 11(c) of the Master Custodial Terms to which the Warehouse Counterparty is a party (a true and complete copy of which has heretofore been delivered to counsel to the Company), the Warehouse Company is not a party to any contract under which, on or after the Effective Date, any obligation or liability exists (whether contingent or otherwise). All of the membership interests in the Warehouse Company are owned by Citibank, and no other ownership interests in the Warehouse Company are outstanding. No outstanding capital call or assessment exists with respect to any such membership interest, and there are no dividends or other distributions with respect to any such membership interest that have been declared but not paid.

Title

7.4 The Warehouse Company has good and valid title to the Effective Date Loan Assets. The Effective Date Loan Assets identified herein to be owned by the Warehouse Company are not subject to any pledge, lien, security interest, hypothecation, investment interest, charge, claim, equity, option or encumbrance (each, a Lien) of any kind. On the Effective Date, the Company will receive good and valid title to such Effective Date Loan Assets, free and clear of any Lien of any kind created by the Warehouse Company or any person or entity claiming through the Warehouse Company.

No Violation

7.5 The execution, delivery and performance of this Agreement by the Warehouse Company, and the consummation by the Warehouse Company of the Merger, will not constitute or result in a breach or default under any provision of any indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any asset or property of the Warehouse Company is subject or by which the Warehouse Company is bound; provided that no representation or warranty is given with respect to any credit documentation governing any Effective Date Loan Asset held by the Warehouse Company.

Consents

7.6 No consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor, lessor or third party is required in connection with the execution, delivery and performance by the Warehouse Company of this Agreement, except (a) as otherwise provided herein or such as have been obtained and are in full force and effect and (b) any of the foregoing that may be required under any credit documentation governing any Effective Date Loan Asset held by the Warehouse Company.

Prior Conduct of Business

7.7 The Warehouse Company has not previously conducted any business other than acquiring, selling and administering Loan Assets in accordance with clauses (a) through (d) of Section 7 of its limited liability company agreement, a true and complete copy of which has heretofore been delivered to counsel to the Company. The Warehouse Company has not previously acquired any asset other than (i) Loan Assets that were “Reference Obligations” under the total return swap transaction entered into between Citibank and Del River LLC pursuant to the confirmation dated July 2, 2012, amended and restated as of September 12, 2012, September 27, 2012, November 15, 2012 and December 13, 2012, (ii) rights under agreements referred to in clauses (a) and (c) of Section 7.3 and (iii) rights against its member under its limited liability company agreement. The Warehouse Company, upon any occasion permitting the Warehouse Company to exercise any right in relation to any Loan Asset to give or withhold consent to an action proposed to be taken (or to be refrained from being taken), has not exercised such right without complying with the consultation provisions contained in Clause 7(b)(vi) of such Confirmation.

Tax Status

7.8 All membership interests in the Warehouse Company are owned by a single person that is a U.S. person (as defined Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended). The Warehouse Company is, and at all times since formation has been, an entity disregarded as separate from its owner for U.S. Federal income tax purposes.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

8. The Company represents and warrants to the Warehouse Company on the date hereof and (immediately prior to the consummation of the Merger) as of the Effective Date that:

Organization and Good Standing

8.1 The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and it has taken all necessary action to authorize such execution, delivery and performance, and this Agreement has been duly executed and delivered by it.

Litigation, Etc.

8.2 There is no litigation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company which questions the validity or legality of this Agreement or of any action taken or to be taken by the Company in connection with this Agreement. The Company is not, to the knowledge of the Company, subject to any unsatisfied judgment, order, decree, settlement, stipulation or injunction.

No Violation

8.3 The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Merger, will not constitute or result in a breach or default under any provision of any indenture, mortgage, lease, or agreement, or any order, judgment, decree, law or regulation to which any asset or property of the Company is subject or by which the Company is bound.

Consents

8.4 No consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by the Company of this Agreement, except as otherwise provided herein or such as have been obtained and are in full force and effect.

INDEMNIFICATION BY CITIBANK

9. Citibank hereby agrees to indemnify and hold harmless the Surviving Entity from and against all losses, liabilities, claims, expenses (including reasonable attorneys’ fees and expenses of outside counsel) and damages arising from (i) any inaccuracy in or breach of the representations and warranties of the Warehouse Company contained in Section 7 of this Agreement or (ii) any breach or non-fulfilment of any agreement or obligation to be performed by the Warehouse Company pursuant to Section 6 of Agreement; provided that (a) Citibank shall have such liability only to the extent any of the foregoing would not have arisen but for any such inaccuracy in or breach of such representations and warranties or any such breach or non-fulfilment of any such agreement or obligation and (b) Citibank shall have no such liability by reason of the foregoing for any special, indirect, consequential or punitive damages.

GENERAL PROVISIONS

Further Assurances

10.1 At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to confirm or perfect title to any asset or property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

Waiver

10.2 Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party or parties to whom such compliance is owed.

Brokers

10.3 Each party represents to each other party that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless each other party against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

Notices

10.4 All notices and other communications to the Company or the Warehouse Company hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, to such addressee at:

(a) in the case of the Company, c/o FS Investment Corporation II, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104, Attention: Bill Goebel, Chief Financial Officer, and Ken Miller, Vice President (Facsimile No. (215) 222-4649; Telephone No. (215) 495-1164); and

(b) in the case of the Warehouse Company, c/o Citibank, N.A., 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mitali Sohoni (Facsimile No. 646-291-5779; Telephone No. 212-723-6181).

Entire Agreement

10.5 This Agreement constitutes the entire agreement between the parties hereto relating to the transactions contemplated herein or the subject matter hereof and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

Headings

10.6 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Governing Law

10.7 This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the Delaware.

Assignment

10.8 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person or entity other than the parties hereto and their respective successors and permitted assigns shall have any rights under this Agreement. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) or delegated by (a) any Constituent Entity without the prior written consent of each other Constituent Entity, (b) the Company or the Surviving Entity, as the case may be, with respect to the obligations of Citibank under Section 9 without the consent of Citibank or (c) Citibank without the prior written consent of the Company or the Surviving Entity, as the case may be. Any purported transfer that is not in compliance with this provision will be void.

Amendments

10.9 No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by e-mail or a facsimile transmission) and executed by (a) prior to the Effective Date, each of the Constituent Entities and (b) on or after the Effective Date, the Surviving Entity, provided that no such amendment, modification or waiver shall affect (directly or indirectly) any of the rights or obligations of Citibank (whether in its capacity as a member of the Warehouse Company prior to the Effective Date, under Section 9 or otherwise) without its written consent.

Counterparts

10.10 This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Merger on the date first above written.

COOPER RIVER LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

COOPER RIVER CBNA LOAN FUNDING LLC

By:	/s/ Victoria Chant
	Name:	Victoria Chant
	Title:	Vice President

CITIBANK, N.A.

By:	/s/ Victoria Chant
	Name:	Victoria Chant
	Title:	Vice President